UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2023

IMPEL PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40353	26-3058238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West, Suite 260 Seattle, WA	98119
(Address of principal executive offices)	(Zip Code)

(206) 568-1466

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	IMPL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

As disclosed in the Form 8-K filed on November 2, 2023, effective as of November 4, 2023, Adrian Adams resigned as chairman of the Board and as President and Chief Executive Officer of Impel Pharmaceuticals Inc. (the “Company”) and the Board of Directors (the “Board”) of the Company appointed Leonard S. Paolillo, the Company’s Chief Commercial Officer, as interim President and Chief Executive Officer of the Company.

In connection with his promotion to interim President and Chief Executive Officer of the Company, on November 7, 2023, the Company entered into an adjustment to Mr. Paolillo’s compensation terms (the “Paolillo Compensation Adjustment”), including, among other things, that (i) Mr. Paolillo’s annual base salary will be increased to $600,000 and (ii) an increase in Mr. Paolillo’s interests under the Company’s Management Incentive Plan (the “MIP”) as described below.

In addition, on November 7, 2023, the Company entered into an adjustment to the compensation terms (the “Kalb Compensation Adjustment” and, together with the Paolillo Compensation Adjustment, the “Compensation Adjustments”) of Michael Kalb, the Company’s Chief Financial Officer, including (i) a one-time $30,000 salary advance (the “Salary Advance”), subject to Mr. Kalb’s continued employment until the earlier of (A) the closing of a Corporate Transaction (as defined in the MIP) or (B) December 31, 2023 and (ii) enabling Mr. Kalb to participate in the MIP. In the event that Mr. Kalb resigns for any reason prior to the earlier of (A) and (B), Mr. Kalb will be required to repay the entire Salary Advance.

In connection with the Compensation Adjustments, the Company and certain of its lenders, including Oaktree Fund Administration, LLC (“Oaktree”), entered into a Letter Agreement, dated as of November 7, 2023, to, among other things, permit the Compensation Adjustments.

Amended and Restated Management Incentive Plan

As previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 7, 2023, on August 31, 2023, the Compensation Committee of the Board approved and the Company implemented, a Management Incentive Plan (the “MIP”) for specified executive officers of the Company, including Mr. Paolillo and Mr. Adams, (collectively, the “MIP Officers”) to incentivize and motivate the MIP Officers in the event of a Corporate Transaction (as defined therein). Under the MIP, in the event of a Corporate Transaction, 0.85% of the net cash consideration in such transaction was allocated to the MIP Officers. If any participating MIP Officer is no longer employed by the Company as of the closing of such Corporate Transaction, such MIP Officer’s interest (such interest, “Forfeited Interest”) under the MIP would be reallocated to the other remaining MIP Officers on a pro-rata basis.

In connection with the resignation of Mr. Adams and the Compensation Adjustments, the Board approved an Amended and Restated MIP (the “A&R MIP”) which permitted the Board to reallocate the Forfeited Interest in accordance with the Compensation Adjustments.

The preceding summary description of the terms of the MIP applicable to the Company’s executive officers is not complete and is qualified in its entirety by reference to the form of A&R MIP which is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1†	Form of Management Incentive Plan

†	The Registrant has omitted portions of the exhibit as permitted under Item 601(b)(10) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPEL PHARMACEUTICALS INC.

Date: November 14, 2023	By:	/s/ Len Paolillo
Len Paolillo
Interim Chief Executive Officer